UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On October 31, 2017, Ashford Hospitality Trust, Inc. (the “Company”) announced that it has successfully refinanced a mortgage loan with an existing outstanding balance totaling approximately $413 million. The previous mortgage loan that was refinanced was the BAML 17 Pool loan with a final maturity date in December 2021. The new loan totals $427 million and is expected to result in annual interest savings of approximately $9.8 million.
The new mortgage loan has a two-year initial term and five one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only and provides for a floating interest rate of LIBOR + 3.00%. The loan is secured by seventeen hotels: Courtyard Alpharetta, Courtyard Bloomington, Courtyard Crystal City, Courtyard Foothill Ranch, Embassy Suites Austin, Embassy Suites Dallas, Embassy Suites Houston, Embassy Suites Las Vegas, Embassy Suites Palm Beach, Hampton Inn Evansville, Hilton Garden Inn Jacksonville, Hilton Nassau Bay, Hilton St. Petersburg, Residence Inn Evansville, Residence Inn Falls Church, Residence Inn San Diego and Sheraton Indianapolis.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release dated October 31, 2017 issued by Ashford Hospitality Trust, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2017

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel